Exhibit (s)

POWER OF ATTORNEY

The undersigned, being officers and trustees of BlackRock Multi-Sector Opportunities Trust II (the “Trust”), do hereby, appoint John M. Perlowski, Jonathan Diorio, Neal J. Andrews, Janey Ahn, Jay M. Fife and Benjamin Archibald, and each of them, his or her true and lawful attorneys and agents (the “Agents”), each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officer or trustee a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act and/or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust or the registration or offering of the Trust’s shares of beneficial interest, as applicable; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 30th day of July, 2018.

Signature	Title

John M. Perlowski	Trustee, President and Chief Executive Officer
John M. Perlowski

Neal J. Andrews	Chief Financial Officer
Neal J. Andrews

Michael J. Castellano	Trustee
Michael J. Castellano

Richard E. Cavanagh	Trustee
Richard E. Cavanagh

Cynthia L. Egan	Trustee
Cynthia L. Egan

Frank J. Fabozzi	Trustee
Frank J. Fabozzi

R. Glenn Hubbard	Trustee
R. Glenn Hubbard

W. Carl Kester	Trustee
W. Carl Kester

Catherine A. Lynch	Trustee
Catherine A. Lynch

Karen P. Robards	Trustee
Karen P. Robards

Robert W. Fairbairn	Trustee
Robert W. Fairbairn